UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2020 (June 7, 2020)

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street
Science Park, POB 455
Carmiel, Israel		2161401
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PLX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

EXPLANATORY NOTE

This current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K dated June 8, 2020, filed by Protalix BioTherapeutics, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2020 Annual Meeting of Stockholders held on June 7, 2020 (the “2020 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder non-binding advisory votes to approve the compensation of the Company’s named executive officers (“Say-on-Pay”). No other changes have been made to the Original Form 8-K.

Item 5.07         Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say-on-Pay votes held at the 2020 Annual Meeting, 18,391,807 shares voted for one year, 368,753 shares voted for two years, 124,374 shares voted for three years, 152,243 shares abstained, and there were 3,245,242 broker non-votes. The Company’s Board of Directors has considered the outcome of this advisory vote and has determined that the Company will hold future Say-on-Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say-on-Pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2020	PROTALIX BIOTHERAPEUTICS, INC.

	By:	/s/ Dror Bashan
		Name:	Dror Bashan
		Title:	President and Chief Executive Officer